UNITED STATES
                       SECURITIES EXCHANGE AND COMMISSION
                             Washington, D. C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 14, 1998


                       ARTERIAL VASCULAR ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)


                                     0-27802
                            (Commission File Number)

             Delaware                                     94-3144218
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)


3576 Unocal Place, Santa Rosa, California                   95403
(Address of principal executive offices)                  (Zip Code)


                                 (707) 525-0111
              (Registrant's telephone number, including area code)

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Arterial Vascular Engineering, Inc. (the "Company" or "AVE") on October 15, 1998 (the "Initial Form 8-K") to include financial statements and pro forma financial information permitted pursuant to Item 7 of Form 8-K to be excluded from the Initial Form 8-K and required to be filed by amendment to the Initial Form 8-K not later than 60 days after the date the Initial Form 8-K was required to be filed.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On October 1, 1998, Arterial Vascular Engineering, Inc. (the "Company") announced the closing of its previously announced agreement to acquire the coronary catheter lab business (the "Business") of C. R. Bard, Inc. ("Bard"), as well as rights to the supply by Bard of certain materials, for approximately $550 million in cash, subject to adjustment. The transaction was structured as an acquisition of the assets and certain liabilities of Bard related to the Business and the acquisition of stock of certain subsidiaries (the "Subsidiaries") of Bard engaged in the Business. Pursuant to the definitive agreement, AVE did not acquire any cash or accounts receivable of the Business in consideration for the $550 million purchase price. However, AVE did purchase the trade accounts receivable of the Subsidiaries for 95% of the "net" book value of the Subsidiaries' trade accounts receivable as of the closing Date ("net" meaning after deduction of the amount of the reserves for doubtful accounts).

         The acquisition was financed by term loans and revolving credit facilities syndicated among various banks and financial institutions. AVE expects to incur a significant one-time charge related to the acquisition, largely in connection with the write-off of in-process research and development and restructuring.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         THE FOLLOWING FINANCIAL STATEMENTS OF C.R. BARD, INC. CARDIOLOGY DIVISION - CORONARY CATHETER LAB PRODUCTS ARE INCORPORATED BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-4 NO. 333-53421:

         Report of Independent Accountants (at page F-19)

         Statement of Net Assets to be Sold as of December 31, 1997 and 1996 (at page F-20)

         Statement of Net Revenues and Certain Expenses for the years ended December 31, 1997, 1996 and 1995 (at page F-21)

         Notes to Statements (at page F-22)

         THE  FOLLOWING  CONDENSED  INTERIM  FINANCIAL  STATEMENTS  ARE INCLUDED
         HEREIN:

         C.R. Bard, Inc. Cardiology Division - Coronary Catheter Lab Products at September 30, 1998 and the nine months ended September 30, 1998 and 1997 (unaudited)

                                       2.

(b)      PRO FORMA FINANCIAL INFORMATION

         THE FOLLOWING FINANCIAL STATEMENTS ARE INCLUDED HEREIN:

         Unaudited Pro Forma Condensed Combined Financial Statements

         Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1998

         Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1998 and the three months ended September 30, 1998

         Notes to Financial Statements

(c)      EXHIBITS

         See Index to Exhibits

                                       3.

          C.R. BARD, INC. CARDIOLOGY DIVISION -- CORONARY CATHETER LAB
                                    PRODUCTS

                     INDEX TO CONDENSED FINANCIAL STATEMENTS

                         September 30, 1998 (unaudited)

                                    CONTENTS
Condensed Statements of Net Assets to be Sold at September 30, 1998 (unaudited)..................5
Condensed Statements of Net Revenues and Certain Expenses for the Nine Months Ended
     September 30, 1998 and 1997  (unaudited)....................................................6
Notes to Condensed Statements (unaudited)........................................................7

                                       4.

                                C. R. BARD, INC.
              CARDIOLOGY DIVISION -- CORONARY CATHETER LAB PRODUCTS

                       STATEMENT OF NET ASSETS TO BE SOLD
                             (Thousands of dollars)

                                     ASSETS

                                                               September 30,
                                                                   1998
                                                               -------------
                                                                (Unaudited)
Current assets:
  Cash......................................................   $      196
  Marketable securities.....................................          105
  Accounts receivable, net..................................       15,249
  Inventories...............................................       54,301
  Other current assets......................................        2,013
                                                                ---------
          Total current assets..............................       71,864
                                                                ---------

Property, plant and equipment at cost:
  Land......................................................          777
  Buildings and improvements................................       25,733
  Machinery and equipment...................................       35,369
                                                                ---------
                                                                   61,879
Accumulated depreciation....................................      (31,437)
                                                                ---------
Net property, plant and equipment...........................       30,442
Other assets................................................        5,505
                                                                ---------
          Total assets......................................   $  107,811
                                                               ==========

                                LIABILITIES

Current liabilities:
  Accounts payable..........................................   $    3,088
  Accrued compensation and benefits.........................        5,679
  Other accrued expenses....................................       13,954
  Income tax liabilities....................................        4,029
                                                                ---------
          Total current liabilities.........................       26,750
                                                                ---------
Long-term liabilities.......................................        1,601
                                                                ---------
Total parent company investment and advances (net assets to
be sold)....................................................       79,460
                                                                ---------
Total liabilities and parent company investment and advances   $  107,811
                                                               ==========


          The accompanying note is an integral part of this statement.

                                       5.

                                C. R. BARD, INC.
              CARDIOLOGY DIVISION -- CORONARY CATHETER LAB PRODUCTS

                 STATEMENTS OF NET REVENUES AND CERTAIN EXPENSES
                             (Thousands of dollars)


                                                                Nine months
                                                            ended September 30,
                                                           --------------------
                                                             1998        1997
                                                           --------------------
                                                                (Unaudited)
Net revenues .......................................      $143,446      $159,157
  Cost of goods sold ...............................        76,712        73,503
                                                          --------      --------
     Gross profit ..................................        66,734        85,656
                                                          --------      --------
  Direct selling expense ...........................        22,772        24,599
  Direct marketing expense .........................         8,833         9,042
                                                          --------      --------
                                                            33,605        33,641
                                                          --------      --------
Net revenues in excess of certain  expenses ........      $ 33,129      $ 52,015
                                                          ========      ========



          The accompanying note is an integral part of this statement.

                                       6.

                                C. R. BARD, INC.
              CARDIOLOGY DIVISION -- CORONARY CATHETER LAB PRODUCTS

                         NOTE TO STATEMENTS (unaudited)

1. Basis of Presentation

    The accompanying unaudited statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the C. R. Bard, Inc. (Bard) Cardiology Division -- Coronary Catheter Lab Products' financial statements in accordance with generally accepted accounting principles. These statements have not been audited. Significant expenses are incurred on a Bard corporate-wide basis and benefit multiple Bard product groups and any allocation of such expenses would be arbitrary and potentially misleading. Bard does not prepare financial statements which are intended to report a complete presentation of financial position, results of operations or cash flows of Coronary Catheter Lab Products in accordance with generally accepted accounting principles. Accordingly, the accompanying statements of net revenues and certain expenses do not purport to present the full operations of Bard Cardiology Division -- Coronary Catheter Lab Products that would have resulted if it had operated as an independent company.

    On July 9, 1998, Bard and AVE entered into a stock and asset purchase agreement whereby AVE agreed to buy Bard's Coronary Catheter Lab Products business, as defined, for $550,000,000 subject to adjustment, as defined. Coronary Catheter Lab Products includes Percutaneous Transluminac Coronary Angioplasty (PTCA) balloon catheters, coronary stents (excluding myocardial stents), saphenous graft stents for coronary applications, PTCA guidewires, PTCA guide catheters, coronary diagnostic catheters, coronary introducers, coronary diagnostic guidewires, femostop, vessel closure devices for coronary applications, right heart pressure monitoring catheters, PTCA accessories, coronary angiographic accessories, coronary OEM products and related coronary components and accessories. The LifeMed product line sold in Australia is excluded.

    In addition to the domestic Coronary Catheter Lab Products' related assets to b e sold and liabilities to be assumed, the following foreign subsidiaries of Bard will also be sold to AVE: Bard Japan Limited, C. R. Bard Ireland Limited, Bard Galway Limited, Milu S.A., X-Trode S.r.l. and Bard Connaught and thus are included in the accompanying statement of net assets to be sold. Net revenues and certain expenses, as defined, of these subsidiaries are included in the accompanying statements of net revenues and certain expenses. The majority of business conducted by these subsidiaries relates to Bard's Coronary Catheter Lab Products business, as defined.

    The assets and liabilities associated with the Coronary Catheter Lab Products are components of Bard's Cardiology Division and various Bard international business centers. Separate Coronary Catheter Lab Products specific asset and liability accounts are not maintained.

                                       7.

Similarly, the operations associated with the product lines are integrated into the Bard Cardiology Division and various Bard international business centers. Foreign subsidiaries sell numerous Bard products. In addition, various international administrative groups including human resources, finance, customer service and administration support numerous Bard product lines and divisions and are not being sold as part of the transaction and thus, their costs have been excluded from the accompanying statements of net revenues and certain expenses.

    The accompanying statements of net revenues and certain expenses include cost of sales and direct product costs related to direct selling and marketing activities of the Coronary Catheter Lab Products' business, as defined.

                                       8.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements of AVE give effect to the Merger and the Bard Cath Lab Acquisition applying the purchase method of accounting. The unaudited pro forma condensed combined balance sheet gives effect to these transactions as if they had occurred on September 30, 1998. The unaudited pro forma condensed combined statements of operations gives effect to these transactions as if they had occurred on July 1, 1997.

         For pro forma purposes, (i) AVE's audited consolidated balance sheet as of September 30, 1998 has been combined with World Medical's unaudited consolidated balance sheet as of September 30, 1998 as if the Merger had occurred on September 30, 1998, (ii) AVE's consolidated statement of operations for the fiscal year ended June 30, 1998 has been combined with World Medical's unaudited consolidated statement of operations for the twelve-month period ended June 30, 1998 as if the Merger had occurred on July 1, 1997, (iii) AVE's unaudited condensed consolidated statement of operations for the three-month period ended September 30, 1998 has been combined with World Medical's unaudited condensed consolidated statement of operations for the same period as if the Merger had occurred on July 1, 1997, (iv) the AVE/World Medical unaudited pro forma combined balance sheet as of September 30, 1998 has been combined with the Bard Cath Lab business unaudited Statement of Net Assets to be Sold as of September 30, 1998, (v), the AVE/World Medical unaudited pro forma combined statement of operations for the twelve-month period ended June 30, 1998 has been combined with the Bard Cath Lab business Statement of Net Revenues and Certain Expenses for the twelve-month period ended June 30, 1998 as if the acquisition had occurred on July 1, 1997, and (vi) the AVE/World Medical unaudited pro forma combined statement of operations for the three-month period ended September 30, 1998 has been combined with the Bard Cath Lab business unaudited Statement of Net Revenues and Certain Expenses for the three-month period ended September 30, 1998 as if the acquisition had occurred on July 1, 1997. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger and the Bard Cath Lab Acquisition had been consummated on July 1, 1997 or September 30, 1998, respectively, nor is it necessarily indicative of future operating results or financial position.

         The unaudited pro forma condensed combined financial information has been prepared on the basis of assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of World Medical and the Bard Cath Lab business based on preliminary estimates of the fair value of such assets and liabilities. The actual allocation of such consideration may differ from that reflected in the unaudited pro forma condensed combined financial information after the completion of independent valuations and other procedures to be performed. AVE does not expect that the final allocation of the aggregate purchase price for the Merger and the Bard Cath Lab business will differ materially from the preliminary allocations. In the opinion of AVE, all adjustments necessary to present fairly such unaudited pro forma condensed combined financial information have been made based on the proposed terms and structure of the Merger.

                                       9.

         These pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of AVE, included in the Form 10-K, as amended, dated November 10, 1998, and the historical consolidated financial statements and related notes of World Medical and the Bard Cath Lab incorporated by reference herein.

                                      10.

                                   ARTERIAL VASCULAR ENGINEERING, INC.

                          UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                           September 30, 1998
                                         (dollars in thousands)

                                                 ASSETS

                                                          Historical
                                                 ---------------------------
                                                                     World           Pro Forma   Reference
                                                     AVE            Medical         Adjustments  (Note 2)
                                                 ----------       ----------       -----------------------
Current assets:
  Cash and cash equivalents ..............       $ 135,555        $     219        $    --
  Short-term investments .................          96,729             --               --
  Accounts receivable, net ...............          90,456            1,508             --
  Inventories ............................          11,544              927              250        (A)
  Deferred income tax ....................          14,687             --                515        (A)
  Prepaid expenses and
    other current assets .................           9,042             --             (1,000)       (H)
                                                 ---------        ---------        ---------
        Total current assets .............         358,013            2,654             (235)
Deferred income tax ......................             896             --              1,031        (A)
Property, plant and
  equipment, net .........................          78,573              722             (298)       (B)
Developed technology .....................            --               --             33,345        (C)
Goodwill .................................            --               --               --
Intangible assets ........................            --               --              3,260        (D)
Other assets .............................             445              150             --
                                                 ---------        ---------        ---------
        Total assets .....................       $ 437,927        $   3,526        $  37,103
                                                 =========        =========        =========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings ..................       $    --          $   1,000        $  (1,000)       (H)
  Accounts payable .......................          11,718              587             --
  Accrued expenses .......................          54,414              327            3,500        (E)
  Merger related obligations .............            --               --              2,450        (F)
  Income taxes payable ...................          32,813             --               --
  Current maturities of
    long-term debt .......................            --               --               --
                                                 ---------        ---------        ---------
        Total current liabilities.........          98,945            1,914            4,950
Long-term debt, less current .............            --               --               --
Deferred income tax ......................            --               --             13,544        (G)
Long-term liabilities ....................            --               --               --
Stockholders' equity:
  Common stock ...........................              64              147             (147)       (H)
  Additional paid-in capital .............         125,100            7,574           (7,574)       (H)
                                                      --               --             62,000        (I)
  Treasury stock, at cost ................            (390)            --               --
  Cumulative translation
    adjustment ...........................            (767)            --               --
  Deferred compensation ..................            (224)             (11)              11        (H)
  Net assets to be sold ..................            --               --               --
  Retained earnings
    (accumulated deficit)  ...............         215,199           (6,098)           6,098        (H)
                                                      --               --            (41,779)       (J)
                                                 ---------        ---------        ---------
        Total stockholders'
          equity .........................         338,982            1,612           18,609
                                                 ---------        ---------        ---------
        Total liabilities and
          stockholders' equity ...........       $ 437,927        $   3,526        $  37,103
                                                 =========        =========        =========


                                             AVE/World      Historical
                                             Pro Forma        Bard          Pro Forma      Reference      Pro Forma
                                             Combined       Cath Lab       Adjustments     (Note 4)       Combined
                                             ----------     ----------     -------------   ---------      ---------
Current assets:
  Cash and cash equivalents ..............   $   135,774    $       196    $      --                     $   135,970
  Short-term investments .................        96,729            105           --                          96,834
  Accounts receivable, net ...............        91,964         15,249           --                         107,213
  Inventories ............................        12,721         54,301           --                          67,022
  Deferred income tax ....................        15,202           --             --                          15,202
  Prepaid expenses and
    other current assets .................         8,042          2,013           --                          10,055
                                             -----------    -----------    -----------                   -----------
        Total current assets .............       360,432         71,864           --                         432,296
Deferred income tax ......................         1,927           --             --                           1,927
Property, plant and
  equipment, net .........................        78,997         30,442           --                         109,439
Developed technology .....................        33,345           --           72,000            (N)        105,345
Goodwill .................................          --             --          314,040            (O)        314,040
Intangible assets ........................         3,260           --           16,200            (P)         19,460
Other assets .............................           595          5,505         12,000            (Q)         18,100
                                             -----------    -----------    -----------                   -----------
        Total assets .....................   $   478,556    $   107,811    $   414,240                   $ 1,000,607
                                             ===========    ===========    ===========                   ===========


                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings ..................   $      --      $      --      $      --                     $      --
  Accounts payable .......................        12,305          3,088           --                          15,393
  Accrued expenses .......................        58,241         19,633           --                          77,874
  Merger related obligations .............         2,450           --           41,100            (R)         43,550
  Income taxes payable ...................        32,813          4,029           --                          36,842
  Current maturities of
    long-term debt .......................          --             --           10,125            (S)         10,125
                                             -----------    -----------    -----------                   -----------
        Total current liabilities ........       105,809         26,750         51,225                       183,784
Long-term debt, less current .............          --             --          539,875            (S)        539,875
Deferred income tax ......................        13,544           --             --                          13,544
Long-term liabilities ....................          --            1,601           --                           1,601
Stockholders' equity:
  Common stock ...........................            64           --             --                              64
  Additional paid-in capital .............          --
                                                 187,100           --             --                         187,100
  Treasury stock, at cost ................          (390)          --             --                            (390)
  Cumulative translation
    adjustment ...........................          (767)          --             --                            (767)
  Deferred compensation ..................          (224)          --             --                            (224)
  Net assets to be sold ..................          --           79,460        (79,460)           (U)           --
  Retained earnings
    (accumulated deficit)  ...............          --
                                                 173,420           --          (97,700)           (T)         76,020
                                             -----------    -----------    -----------                   -----------
        Total stockholders'
          equity .........................       359,203         79,460       (176,860)                      261,803
                                             -----------    -----------    -----------                   -----------
        Total liabilities and
          stockholders' equity ...........   $   478,556    $   107,811    $   414,240                   $ 1,000,607
                                             ===========    ===========    ===========                   ===========

          The accompanying notes to the unaudited pro forma condensed combined balance sheet are an integral part of this statement.

                                          11.

                       ARTERIAL VASCULAR ENGINEERING, INC.

                          UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS

                            Year Ended June 30, 1998
              (dollars in thousands, except for per share amounts)

                                 Historical           Pro Forma
                        ---------------------------  Adjustments   Reference
                             AVE      World Medical    (Note 2)     (Note 2)
                        -----------  --------------------------  -----------
Net sales...........     $ 387,645       $ 5,731      $    --
Cost of sales.......        72,690         3,082        2,216        (K)
                         ---------       -------      -------
Gross profit........       314,955         2,649       (2,216)
Operating expenses:
  Research and
    development
    expenses........        37,208         2,264           --
  Selling, general and
    administrative
    expenses........        96,964         2,523           --
  Amortization of
    purchased
    intangible assets           --            --          694        (L)
                         ---------       -------      -------
Total operating
  expenses..........       134,172         4,787          694
                         ---------       -------      -------
Operating income
  (loss)............       180,783        (2,138)      (2,910)
Interest expense....            --            --           --
Interest and other
  income............         5,463            36           --
                         ---------       -------      -------
Income (loss) before
  provision (benefit)
  for income taxes..       186,246        (2,102)      (2,910)
Provision (benefit)
  for income taxes..        71,126             1       (1,812)       (M)
                         ---------       -------      -------
Net income (loss)...     $ 115,120       $(2,103)     $(1,098)
                         =========       =======      =======
Net income per
  share -- basic....     $    1.86
                         =========
Net income per
  share -- diluted..     $    1.76
                         =========
Shares used in per
  share calculation
  -- basic..........        61,989
                         =========
Shares used in per
  share calculation
  -- diluted........        65,228
                         =========



                         AVE/World   Historical   Pro Forma
                         Pro Forma      Bard     Adjustments    Reference   Pro Forma
                          Combined     Cath Lab    (Note 2)      (Note 4)    Combined
                        -----------  ----------- -----------   ----------- ----------

Net sales...........    $ 393,376    $ 200,000    $     --                $  593,376
Cost of sales.......       77,988       99,500      12,248       (V)         189,736
                        ---------    ---------  ----------                ----------
Gross profit........      315,388      100,500     (12,248)                  403,640
Operating expenses:
  Research and
    development
    expenses........       39,472           --          --                    39,472
  Selling, general an
    administrative
    expenses........       99,487       44,800                               144,287
  Amortization of
    purchased
    intangible assets         694           --      18,452       (V)          19,146
                        ---------    ---------  ----------                ----------
Total operating
  expenses..........      139,653       44,800      18,452                   202,905
                        ---------    ---------  ----------                ----------
Operating income
  (loss)............      175,735       55,700     (30,700)                  200,735
Interest expense....           --           --     (45,645)      (W)         (45,645)
Interest and other
  income............        5,499           --          --                     5,499
                        ---------    ---------  ----------                ----------
Income (loss) before
  provision (benefit)
  for income taxes..      181,234       55,700     (76,345)                  160,589
Provision (benefit)
  for income taxes..       69,315           --      (8,258)      (X)          61,057
                        ---------    ---------  ----------                ----------
Net income (loss)...    $ 111,919    $  55,700    $(68,087)               $   99,534
                        =========    =========  ==========                ==========
Net income per
  share -- basic....                                                      $     1.58
                                                                          ==========
Net income per
 share -- diluted...                                                      $     1.49
                                                                          ==========
Shares used in per
  share calculation
  -- basic..........                                                          63,054
                                                                          ==========
Shares used in per
  share calculation
  -- diluted.........                                                         66,681
                                                                          ==========

      The accompanying notes to the unaudited pro forma condensed combined balance sheet are an integral part of this statement.

                                      12.

                       ARTERIAL VASCULAR ENGINEERING, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      Three Months Ended September 30, 1998
              (dollars in thousands, except for per share amounts)

                                 Historical          Pro Forma
                        ---------------------------  Adjustments   Reference
                             AVE      World Medical   (Note 2)     (Note 2)
                        -----------  --------------------------  -----------
Net sales...........     $ 161,268       $ 2,515      $    --
Cost of sales.......        24,574         1,114          556        (K)
                         ---------       -------      -------
Gross profit........       136,694         1,401         (556)
Operating expenses:
  Research and
    development
    expenses........        14,938           754           --
  Selling, general and
    administrative
    expenses........        36,387           840           --
  Amortization of
    purchased
    intangible assets           --            --          174        (L)
                         ---------       -------      -------
Total operating
  expenses..........        51,325         1,594          174
                         ---------       -------      -------
Operating income
  (loss)............        85,369          (193)        (730)
Interest expense....            --            --           --
Interest and other
  income............         3,260           (18)          --
                         ---------       --------     -------
Income (loss) before
  provision (benefit)
  for income taxes..        88,629          (211)        (730)
Provision (benefit)
  for income taxes..        35,452            --         (344)       (M)
                         ---------       -------      -------
Net income (loss)...     $  53,177       $  (211)     $  (386)
                         =========       =======      =======
Net income per
  share -- basic....     $     .84
                         =========
Net income per
 share -- diluted...     $     .80
                         =========
Shares used in per
  share calculation
  -- basic..........        63,189
                         =========
Shares used in per
  share calculation
  -- diluted........        66,181
                         =========



                         AVE/World   Historical   Pro Forma
                         Pro Forma      Bard     Adjustments    Reference   Pro Forma
                         Combined     Cath Lab    (Note 2)      (Note 4)    Combined
                        -----------  ----------- -----------   ----------- ----------
Net sales...........     $ 163,783    $  48,046    $     --                 $ 211,829
Cost of sales.......        26,244       26,812       3,062       (V)          56,118
                         ---------    ---------  ----------                ----------
Gross profit........       137,539       21,234      (3,062)                  155,711
Operating expenses:
  Research and
    development
    expenses........        15,692           --          --                    15,692
  Selling, general and
    administrative
    expenses........        37,227       11,105          --                    48,332
  Amortization of
    purchased
    intangible assets          174           --       4,490       (V)           4,664
                         ---------    ---------  ----------                ----------
Total operating
  expenses..........        53,093       11,105       4,490                    68,688
                         ---------    ---------  ----------                ----------
Operating income
  (loss)............        84,446       10,129      (7,552)                   87,023
Interest expense....            --           --     (11,150)      (W)         (11,150)
Interest and other
  income............         3,242           --          --                     3,242
                         ---------    ---------  ----------                ----------
Income (loss) before
  provision (benefit)
  for income taxes..        87,688       10,129     (18,702)                   79,115
Provision (benefit)
  for income taxes..        35,108           --      (3,429)      (X)          31,679
                         ---------    ---------  ----------                ----------
Net income (loss)...     $  52,580    $  10,129    $(15,273)                $  47,436
                         =========    =========  ==========                ==========
Net income per
  share -- basic....                                                        $     .74
                                                                           ==========
Net income per
 share -- diluted...                                                        $     .70
                                                                           ==========
Shares used in per
  share calculation
  -- basic..........                                                           64,254
                                                                           ==========
Shares used in per
  share calculation
  -- diluted........                                                           67,634
                                                                           ==========

      The accompanying notes to the unaudited pro forma condensed combined balance sheet are an integral part of this statement.

                                      13.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 -- World Medical Merger

         The unaudited pro forma condensed consolidated financial statements reflect the conversion of all of the outstanding shares of World Medical Common Stock into approximately 1,182,242 shares of AVE's common stock pursuant to the Merger. This calculation is based on World Medical's capitalization at September 30, 1998 and assumes an Applicable Fraction of 0.7936 and the cashless exercise of the Vector Warrant which will occur at or prior to the Effective Time, based upon an assumed market price of $34.14 for one share of World Medical Common Stock. The following table illustrates this calculation:

World Medical outstanding shares.....             1,474,240
Applicable fraction..................                0.7936
                                                  ---------
Number of shares.....................             1,169,957

Vector warrant.......................    25,000
Cashless exercise of warrant.........    (9,520)
                                         ------
Shares to be issued upon cashless
exercise.............................    15,480
Applicable fraction..................    0.7936
                                         ------
Number of shares.....................                12,285
                                                  ---------
                                                  1,182,242
                                                  =========

         In the cashless exercise, the Vector Warrant is exchanged for a number of shares of World Medical Common Stock equal to the value of the warrant (in the excess of the value per share over the excess price per share of the warrant).

         Certain options and warrants to purchase approximately 407,550 shares of World Medical common stock will be assumed by AVE pursuant to the Merger and converted into options to purchase approximately 323,432 shares of AVE common stock. The total cost of the proposed Merger is estimated to be approximately $64 million, including the fair value of the Holdback Shares and estimated AVE transaction costs of $2 million, primarily financial advisory, legal and accounting fees.

         Based upon a valuation by management of tangible and intangible assets, AVE has allocated the total cost of the merger to the net assets of World Medical at September 30, 1998. For accounting purposes, the value assigned to the net assets acquired of World Medical exceeded the acquisition cost of $64 million (including transaction costs). In accordance with paragraph 91 of APB No. 16, an allocation of this negative goodwill was performed to reduce the values assigned to the noncurrent assets. The acquisition cost was allocated as follows:

                                      14.

                                             Estimated      Allocated     Deferred          As
                                            Fair Value        Value         Taxes        Reported
                                             --------       --------      ---------      ---------
Current assets acquired.................     $  3,419       $  3,419      $      --      $  3,419
Non-current deferred tax asset..........        1,031          1,031             --         1,031
Other non-current assets................          150            150             --           150
Property, plant and equipment...........          722            424             --           424
In-process research and development.....       71,200         41,779             --        41,779
Developed technology....................       35,800         21,007         12,338        33,345
Other intangibles.......................        3,500          2,054          1,206         3,260
Liabilities assumed (including World
 Medical transaction costs and other
 obligations due upon the close of
 the Merger)............................       (5,864)        (5,864)            --        (5,864)

Deferred income tax liability...........           --             --        (13,544)      (13,544)
                                             --------       --------      ---------      --------
                                             $109,958       $ 64,000      $      --      $ 64,000
                                             ========       ========      =========      ========

         Pursuant to Regulation S-X, the acquired in-process research and development has not been reflected in the pro forma condensed combined statements of operations. The developed technology and other intangibles will be amortized over lives ranging from 3 to 15 years.

Note 2 -- Pro Forma Adjustments -- World Medical

         The unaudited pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the Merger as if it had occurred on September 30, 1998 and to reflect the allocation of the proposed acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the charge to retained earnings for in-process technology acquired and the elimination of World Medical's equity accounts. Adjustments included in the pro forma condensed consolidated balance sheet are summarized as follows (in thousands):

         (A)      Valuation of inventories  and deferred tax asset  (relating to
                  World   Medical's  net  operating   loss   carryforwards)   of
                  approximately $1,796;

         (B) Proportional allocation of excess appraised value of assets acquired to property plant and equipment of approximately $298;

         (C)      Valuation of developed technology of approximately $33,345;

         (D) Valuation of covenant not to compete, assembled work force and other intangible assets of approximately $3,260;

         (E) Accrual of transaction-related costs of approximately $2,000 for AVE and $1,500 for World Medical;

         (F) Accrual for distributor termination fee payable and a license fee payable which become due upon closing of the Merger of $2,450;

         (G) Recognition of deferred tax liability for the difference between the financial reporting and tax bases of purchased intangible assets of approximately $13,544;

                                      15.

         (H) Elimination of the World Medical equity accounts and related party note payable of $1,000;

         (I) Issuance of AVE common stock, $0.001 par value, and options and warrants to purchase common stock, as discussed in Note 1. The fair value of the AVE common stock is equal to the product of 1,182,242 shares multiplied by approximately $42.95 per share, while the options have been recorded at their fair value of approximately $11.1 million; and

         (J) Charge to operations for acquired in-process technology of approximately $41,779:

         Adjustments included in the pro forma condensed combined statement of operations for the year ended June 30, 1998 and the three months ended September 30, 1998 are summarized as follows (in thousands):

         (K) Amortization of developed technology of $2,216 and $556, respectively;

         (L) Amortization of covenant not to compete, assembled workforce and other intangible assets of $694 and $174, respectively;

         (M) Reversal of deferred tax liability related to the amortization of intangible assets and the tax benefit resulting from World Medical's losses at the federal statutory rate of $1,812 and $344, respectively.

Note 3 -- Acquisition of Bard Cath Lab Business

         The unaudited pro forma condensed combined financial statements give effect to the acquisition of the Bard Cath Lab business. The transaction is structured as an acquisition of the assets and certain liabilities of Bard related to, and the acquisition of stock of certain subsidiaries of Bard engaged in the coronary catheter lab business and is to be accounted for as a purchase. Pursuant to the agreement, the Company did not acquire any cash or accounts receivable of the Bard Cath Lab business except for the trade accounts receivable of certain subsidiaries of Bard. The purchase price is $550 million plus 95% of accounts receivable of the subsidiaries (after deducting the allowance for doubtful account), subject to adjustment based upon the closing statement of net assets available to be sold.

         The Bard Cath Lab financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in filings pursuant to the Securities Act of 1933 and Securities Exchange Act of 1934 of Arterial Vascular Engineering, Inc. (AVE) and are not intended to be a complete presentation of the C. R. Bard, Inc. (Bard) Cardiology Division -- Coronary Catheter Lab Products' financial statements in accordance with generally accepted accounting principles. Significant expenses are incurred on a Bard corporate-wide basis and benefit multiple Bard product groups and any allocation of such expenses would be arbitrary and potentially misleading. Bard did not prepare financial

                                      16.

statements which were intended to report a complete presentation of financial position, results of operations or cash flows of Coronary Catheter Lab Products in accordance with generally accepted accounting principles. Accordingly, the statements of net revenues and certain expenses do not purport to present the full operations of Bard Cardiology Division -- Coronary Catheter Lab Products that would have resulted if it had operated as an independent company.

         The assets and liabilities associated with the Coronary Catheter Lab Products are components of Bard's Cardiology Division and various Bard international business centers. Separate Coronary Catheter Lab Products specific asset and liability accounts are not maintained. Similarly, the operations associated with the product lines are integrated into the Bard Cardiology Division and various Bard international business centers. Foreign subsidiaries sell numerous Bard products. In addition, various international administrative groups including human resources, finance, customer service and administration support numerous Bard product lines and divisions and were not sold as part of the transaction and thus, their costs have been excluded from the accompanying statements of net revenues and certain expenses.

         Based upon a preliminary valuation of tangible and intangible assets, AVE has allocated the total cost of the acquisition to the net assets acquired of the Bard Cath Lab at September 30, 1998 as follows (in thousands):

Net tangible assets......................................    $ 107,811
In-process research and development......................       97,400
Developed technology.....................................       72,000
Goodwill.................................................      314,040
Assembled workforce......................................       16,200
Payable to Bard for acquired accounts receivable.........      (14,500)
Liabilities assumed (including the Bard Cath Lab
  transaction costs and other obligations
  due related to the acquisition)........................      (42,951)
                                                             ---------
                                                             $ 550,000
                                                             =========

         Pursuant to Regulation S-X, the acquired in-process research and development has not been reflected in the pro forma combined statements of operations. The developed technology, goodwill and other intangible assets will be amortized over lives ranging from 3 to 25 years.

Note 4 -- Pro Forma Adjustments -- Bard Cath Lab Business

         The unaudited pro forma condensed combined balance sheet include the adjustments necessary to give effect to the acquisition as if it had occurred on September 30, 1998 and to reflect the allocation of the proposed acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed, including the charge to retained earnings for in-process technology acquired and the elimination of the Bard Cath Lab's equity account. Adjustments included in the pro forma combined balance sheet are summarized as follows (in thousands):

         (N) Valuation of developed technology and core technology of approximately $72,000;

         (O) Valuation of excess of purchase price over fair value of acquired assets of approximately $314,040;

                                      17.

         (P)      Valuation of assembled work force of approximately $16,200;

         (Q)      Deferred debt issuance costs of $12,000;

         (R) Accrual for transaction related costs of approximately $18,000 (including $12,000 of debt issuance costs); accrual for severance related costs for employees of the acquired Bard Cath Lab that will not continue after the acquisition of approximately $8,600 and a payable to Bard of approximately $14,500 for the acquisition of trade accounts receivable;

         (S) The Company has entered into a bank credit agreement to finance the acquisition comprised of a $200 million five-year term loan which has principal amounts of $7.5 million due within one year; and $350 million six-year term loan which has principal amounts of $2.6 million due within one year.

         (T) Charge to operations for acquired in-process technology of approximately $97,400;

         (U)      Elimination of the Bard Cath Lab net assets account.

         Adjustments included in the unaudited pro forma combined statements of operations for the year ended June 30, 1998 and the three months ended September 30, 1998 are summarized as follows:

         (V) Amortization of developed technology of approximately $12,248 and $3,062, respectively, and of other acquired intangible assets including goodwill of $18,452 and $4,490, respectively;

         (W)      Interest  expense  of   approximately   $45,645  and  $11,150,
                  respectively  on  the  $550  million  bank  credit   agreement
                  including amortization of debt issuance costs;

         (X) Income tax benefit related to the Bard Cath Lab net income plus the amortization of intangible assets using an effective tax rate of 40%.

         As described further in the Bard Cath Lab historical financial statements incorporated by reference herein, Bard acquired Milu S.A. and X-Trode S.r.l. in a transaction which included future milestone payments. Bard has contractually agreed to record an obligation related to these milestone obligations of approximately $9 million in the closing statement of assets to be sold as of October 1, 1998. The purchase agreement between the Company and Bard requires an adjustment upward or downward of the amount by which the net book value of Bard Cath Lab together with a percentage of certain trade accounts receivable exceeds or is less than a predetermined amount. Because the recording of this obligation at closing will result in a reduction of net assets of Bard Cath Lab and of the purchase price by the amount of the obligation, no adjustment has been reflected in the pro forma financial information.

                                      18.

Note 5

         The pro forma condensed combined  statements of operations includes the adjustments necessary to give effect to the transactions as if they had occurred on July 1, 1997.  Adjustments consist of the amortization of acquired intangible assets using the following preliminary estimated useful lives:
                                                                Amortization Expense
                                         --------------------------------------------------------------
                                                                              Three Months ended
                                            Year ended June 30, 1998          September 30, 1998
                                         ------------------------------- ------------------------------
                                          World Medical   Bard Cath Lab   World Medical   Bard Cath Lab
                                         --------------  ---------------  -------------  --------------
Goodwill.................      25 years      $       --      $  13,052       $      --       $   3,140
Developed technology.....   5--15 years           2,216         12,248             556           3,062
Assembled workforce......       3 years             402          5,400             101           1,350
Trademarks...............       7 years             106             --              27              --
Covenant not to compete..       7 years             186             --              46              --
                                         --------------  -------------   -------------   -------------
                                             $    2,910      $  30,700       $     730       $   7,552
                                         --------------  -------------   -------------   -------------

         The above estimated amortization periods of the acquired intangible assets are based on a preliminary assessment of the useful lives of the assets and are subject to revision upon completion of a detailed analysis.

Note 6

         Pro forma basic net income per share for the year ended June 30, 1998 and the three months ended September 30, 1998 is based upon the historical weighted average number of AVE common shares outstanding adjusted to reflect the issuance, as of July 1, 1997 and 1998, respectively, of approximately 1,065,000 shares of AVE common stock for the acquisition of World Medical, which amount excludes the contingently issuable Holdback Shares in accordance with SFAS No.
128. The contingently issuable Holdback Shares represent shares of AVE common stock that AVE will maintain in escrow to secure World Medical's indemnification obligations as defined in the Agreement and Plan of Merger and Reorganization dated April 10, 1998, between AVE and World Medical. Pro forma diluted net income per share for the year ended June 30, 1998 and the three months ended September 30, 1998 is based upon shares used in the calculation of pro forma basic net income per share plus (i) the dilutive effect of AVE's stock options and other dilutive securities calculated using the treasury stock method, (ii) the Holdback Shares (totaling approximately 119,000 shares), and (iii) the dilutive effect, calculated using the treasury stock method, of options and warrants to purchase approximately 407,550 shares of World Medical common stock which will be assumed by AVE pursuant to the Merger and converted into options or warrants to purchase approximately 323,432 shares of AVE common stock.

                                      19.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          ARTERIAL VASCULAR ENGINEERING, INC.



Dated:  December 14, 1998                 By:   /s/ Lawrence J. Fassler
                                             --------------------------------
                                                Lawrence J. Fassler
                                                Vice President of Legal Affairs,
                                                General Counsel, Secretary

                                      20.

                                INDEX TO EXHIBITS


1++ Stock and Asset Purchase Agreement between C. R. Bard, Inc. And Arterial Vascular Engineering, Inc., dated as of July 9, 1998.

2++ Press Release, dated October 1, 1998, entitled "AVE Announces Closing of Acquisition of Bard's Coronary Cath Lab Business."

23.1     Consent of Arthur Andersen LLP, Independent Accountants

++       Previously filed

                                       21